Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Fifth Street Finance Corp. of our reports dated November 28, 2012 relating to the consolidated financial statements and senior securities table, which appear in such Registration Statement. We also consent to the reference to us under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 1, 2013